PROMISSORY NOTE

$5,000.00

February 22, 2011

Englewood, Colorado

FOR VALUE RECEIVED, the undersigned, BioMedical Technology Solutions Holdings, Inc., a Colorado corporation, ("Borrower"), promises to pay to the order of Robbins, Tunkey, Ross, Amsel, Raben, et al. 401K Plan F/B/O Frederick S. Robbins ("Lender"), at the address of Lender located at 2250 S.W. 3rd Avenue, 4th Floor, Miami, Florida 33129, or at such other place as the holder of this Promissory Note ("Note") may from time to time designate in writing, the principal amount of Five Thousand and no 00/100s ($5,000.00) Dollars, together with interest on the unpaid principal amount, from time to time outstanding, at a fixed per annum rate of eight (8.00%) Percent payable monthly as follows:

1. Payment Terms.

Interest shall be payable monthly beginning March 22, 2011 and the entire outstanding principal amount and all accrued interest thereon is due and payable in full on February 22, 2012.

(a)

Principal and interest shall be payable in lawful money of the United States of America. Simple interest on the principal amount shall be calculated on the basis of a 360-day year by multiplying the principal amount by the per annum rate in effect, multiplying the product thereof by the actual number of days elapsed, and dividing the product so obtained by 360. Each payment hereunder shall be applied first to any charges due under this Note such as late fees, then to accrued but unpaid interest on the outstanding principal amount, and then to reduction of principal. Time is of the essence with respect to the payments due hereunder.

(b)

Borrower may at any time prepay part or all of the principal amount hereof without paying a premium. All prepayments will be applied to installments coming due hereunder in their inverse order of maturity. Amounts prepaid may not be re-borrowed. Lender shall have the option, after 180 days from hereof, to convert the then outstanding principal and interest to common stock of BMTL. The amount of common stock shall be determined by dividing 80% of the 10 "VWAP" beginning on the date of notice of conversion, by the then outstanding Principal and interest amount.

APPLICABLE DOCUMENTARY STAMP TAXES AND INTANGIBLE TAXES HAVE BEEN PAID
WITH THE RECORDING OF THE PLEDGE SECURING THIS NOTE

(c)

Borrower will pay to Lender a late charge equal to five percent (5%) of any payment not received by Lender within the time provided by Section 3(a)(1) below. The late charge is not a penalty, but liquidated damages to defray administrative and related expenses due to such late payment. The foregoing provision for a late charge does not and shall not be deemed to allow a grace period for payments, and Lender has no obligation to accept a late payment. The acceptance of a late payment, or late charges, shall not constitute a waiver of any default then existing or thereafter arising under this Note.

2.

Events of Default_

(a) The principal amount evidenced by this Note, together with accrued interest, shall become immediately due and payable, at the option of Lender, if any of the following events or conditions (each of which shall constitute an "Event of Default") shall occur or exist: (1) any failure by Borrower to pay as and when due any installment of principal or interest due hereunder, which failure is not cured within five (5) days after the due date thereof; provided, however the last installment due on February 22, 2012, is due on such date without grace; (2) except as otherwise provided as to a particular covenant, condition or agreement, the default or failure by Borrower to observe any covenant, condition or agreement under the terms of this Note, the Pledge, any other security documents heretofore or hereafter executed by Borrower to secure this Note, or any document related to the loan evidenced by this Note, which default or failure is not cured within thirty (30) days after written notice thereof from Lender to Borrower; (3) the filing by Borrower of a voluntary petition in bankruptcy, the adjudication of Borrower as a bankrupt or insolvent, the filing by Borrower of any petition or answer seeking or acquiescing in any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future federal, state or other statute, law or regulation relating to Bankruptcy, insolvency or other relief for debtors, or Borrower's seeking or consenting to, or acquiescence in, the appointment of any trustee, receiver, or liquidator, or the making of any general assignment for the benefit of creditors, or its admission in writing of its inability to pay its debts generally as they become due; (4) the entry by a court of competent jurisdiction of an order, judgment, or decree approving a petition filed against Borrower seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future federal, state or other statute, law or regulation relating to bankruptcy, insolvency, or other relief for debtors, which order, judgment or decree remains unvacated and unstayed for thirty (30) consecutive days from the date of entry thereof, or the appointment of any trustee, receiver or liquidator of Borrower of a substantial part of its or his property or of any or all of the rents, revenues, issues, earnings, profits or income thereof; or (5) a change in the ownership or management structure of Borrower without the prior written consent of Lender, which consent may be granted or refused by Lender in its sole discretion. Notwithstanding anything in this Section 3(a), all requirements of notice shall be deemed inapplicable if Lender is prevented from giving such notice by bankruptcy or other applicable law. In such event, the cure period, if any, shall then run from the occurrence of the event or condition of default rather than from the date of notice.

(b) Upon the occurrence of any Event of Default, Borrower agrees to pay interest to Lender (or any subsequent holder hereof) at the rate of Eighteen (18%) Percent per annum or the maximum rate allowed by law if such rate is lower than 18%, on the aggregate indebtedness represented hereby, including interest earned to maturity and from maturity until such aggregate indebtedness is paid in full. Lender (or any subsequent holder hereof') shall be entitled to recover all expenses of collecting this Note, including without limitation court costs, paralegals' fees and attorney's fees, including costs and attorneys' fees in any appellate or bankruptcy proceeding.

3. Miscellaneous.

(a) With respect to the amounts due under this Note, Borrower waives the following:

(1)

All rights of exemption of property from levy or sale under execution or other process for the collection of debts under the Constitution or laws of the United States or any state thereof;

(2)

Demand, presentment, protest, notice of dishonor, notice of nonpayment, diligence in collection, and all other requirements necessary to charge or hold the undersigned liable on any obligations hereunder; and

(3)

Any further receipt for or acknowledgment of any collateral now or hereafter deposited as security for the obligations hereunder.

(b)

In no event shall the amount of interest due or payable hereunder exceed the maximum rate of interest allowed by applicable law, and in the event any such payment is inadvertently paid by Borrower or inadvertently received by Lender (or any holder), then such excess amount shall be credited as a payment of principal, unless Borrower elects to have such excess amount refunded to Borrower forthwith. It is the express intent hereof that Borrower not pay, and Lender (or any holder) not receive, directly or indirectly, interest in excess of that which may be legally paid by Borrower under applicable law.

(c)

Lender shall not by any act, delay, omission, or otherwise be deemed to have waived any of its rights or remedies, and no waiver of any kind shall be valid unless in writing and signed by Lender. All rights and remedies of Lender under the terms of this Note, the Pledge, any other document executed by Borrower in connection with the loan evidenced by the Note, and applicable statutes or rules of law, shall be cumulative and may be exercised successively or concurrently. Borrower agrees that there are no defenses, equities or setoffs regarding the obligations set forth in this Note. The obligations of Borrower hereunder shall be binding upon and enforceable against Borrower and its successors and assigns. This Note shall be governed by, and construed in accordance with, the laws of the State of Florida. Borrower consents that any legal action or proceeding arising hereunder shall be brought only in the State courts of Florida and assents and submits to the personal jurisdiction of any such courts in any such action or proceeding. A default under any provision of the Pledge executed by Borrower contemporaneously herewith shall be treated and deemed as a default under the terms of payment provided for under this note. Any provision in this Note which may be unenforceable or invalid under any law shall be ineffective to the extent of such unenforceability or invalidity without affecting the enforceability or validity of any other provision hereof.

(d)

BORROWER AND LENDER, BY LENDER'S ACCEPTANCE OF THIS NOTE, HEREBY WAIVE ANY RIGHT TO TRIAL BY JURY ON ANY CLAIM, COUNTERCLAIM, SETOFF, DEMAND, ACTION OR CAUSE OF ACTION (A) ARISING OUT OF OR IN ANY WAY PERTAINING OR RELATING TO, THIS NOTE, THE PLEDGE, OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION WITH THIS NOTE OR (B) IN ANY WAY CONNECTED WITH OR PERTAINING OR RELATED TO OR INCIDENTAL TO ANY DEALINGS OF BORROWER AND LENDER HERETO WITH RESPECT TO THIS NOTE, THE PLEDGE, OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH OR IN CONNECTION WITH THE TRANSACTIONS RELATED THERETO OR CONTEMPLATED THEREBY OR THE EXERCISE OF EITHER PARTY'S RIGHTS AND REMEDIES THEREUNDER, IN ALL OF THE FOREGOING CASES WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE. BORROWER AND LENDER AGREE THAT EITHER OR BOTH OF THEM MAY FILE A COPY OF THIS PARAGRAPH WITH ANY COURT AS WRITTEN EVIDENCE OF THE KNOWING, VOLUNTARY AND BARGAINED AGREEMENT BETWEEN BORROWER AND LENDER IRREVOCABLY TO WAIVE TRIAL BY JURY, AND THAT ANY DISPUTE OR CONTROVERSY WHATSOEVER BETWEEN THEM SHALL INSTEAD BE TRIED IN A COURT OF COMPETENT JURISDICTION BY A JUDGE SITTING WITHOUT A JURY.

EXECUTED by Borrower on the date first set forth above.

BioMedical Technology Solutions Holdings, Inc.

A Colorado corporation

By:

/s/ Gex F. Richardson

President